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                                                                      Exhibit 11
                                                                      ----------


                                      THE PROVIDENCE JOURNAL COMPANY
                                       STATEMENTS OF COMPUTATION OF
                                         EARNINGS (LOSS) PER SHARE
                                                (Unaudited)

                                  (in thousands, except per share amounts)

                                                                    Ouarter Ended           Six Months Ended
                                                                    -------------           ----------------
                                                                       June 30,                  June 30,
                                                                       --------                  --------
                                                                   1996        1995         1996        1995
                                                                   ----        ----         ----        ----

SHARE INFORMATION
- -----------------

  WEIGHTED AVERAGE SHARES OUTSTANDING                              38,821      38,110      38,611       38,110

  COMMON STOCK EQUIVALENTS
     Options, restricted stock units (net)
      outstanding                                                   1,972         681       1,972          681
                                                                  =======     =======     =======      =======
     Incremental shares outstanding using
       the treasury stock method:
     Primay (average fair value)                                      711         644         711          644
                                                                  =======     =======     =======      =======
     Fully dilutive (ending fair value)                               711         644         711          644
                                                                  =======     =======     =======      =======

  CONTINGENTLY ISSUABLE
     Approximate number of shares
     issuable under US West Merger
     stock-based adjustment (ending fair value)                       501          --         501           --
                                                                  =======     =======     =======      =======

EARNINGS (LOSS) PER SHARE ("EPS") INFORMATION AND CALCULATION
- -------------------------------------------------------------

  FULLY DILUTIVE EPS

     Net income (loss)                                            $  (530)    $   260    $(17,807)    $ (2,845)
                                                                  =======     =======    ========      =======

     Average shares outstanding                                    38,821      38,110      38,611       38,110
     Incremental shares of dilutive securities(1)
        Common stock equivalents                                       --         644          --           --
        Contingently issuable                                          --          --          --           --
                                                                  -------     -------     -------      -------
     Number of fully dilutive shares                               38,821      38,754      38,611       38,110
                                                                  =======     =======     =======      =======

     Fully dilutive EPS                                           $ (0.01)    $  0.01     $ (0.46)     $ (0.07)
                                                                  =======     =======     =======      =======

  BASIC EPS(2)                                                    $ (0.01)    $  0.01     $ (0.46)     $ (0.07)
                                                                  =======     =======     =======      =======

(1) Common stock equivalents and contingently issuable shares are excluded in loss periods as their effect is anti-dilutive.

(2) Because dilution of Basic EPS is not 3% or greater in calculating Fully dilutive EPS, it is considered immaterial by the Company under current accounting rules. Consequently, the Company presented only Basic EPS on its condensed consolidated statements of operations for the periods covered by this report.



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